Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, par value $0.01 per share, of BrightSpire Capital, Inc., a Maryland corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

CWRE SSF Securities Holding, LP

By:	/s/ Hon Kit Shing
Hon Kit Shing, Authorized Signatory
Date:	09/29/2026

CWRE Special Situations Fund GP, LLC

By:	/s/ Hon Kit Shing
Hon Kit Shing, Director
Date:	09/29/2026

CW Investment Advisers, LLC

By:	/s/ Hon Kit Shing
Hon Kit Shing, Manager
Date:	09/29/2026

Hon Kit Shing

By:	/s/ Hon Kit Shing
Hon Kit Shing
Date:	09/29/2026